Exhibit 25.2

File No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WILMINGTON TRUST, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

16-1486454

(I.R.S. employer identification no.)

1100 North Market Street

Wilmington, DE 19890

(Address of principal executive offices)

Robert C. Fiedler

Vice President and Counsel

1100 North Market Street

Wilmington, Delaware 19890

(302) 651-8541

(Name, address and telephone number of agent for service)

UNITED AIR LINES, INC.

(Exact name of obligor as specified in its charter)

Delaware	36-2675206
(State of incorporation)	(I.R.S. employer identification no.)

77 W. Wacker Drive

Chicago, Illinois 60601

312-997-8000

(Address of principal executive offices) (Zip Code)

Pass Through Certificates

(Title of the indenture securities)

Item 1.	GENERAL INFORMATION. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of Currency, Administrator of National Banks, 250 E. Street, SW,

Washington, D.C. 20219

Federal Deposit Insurance Corporation, 550 17th Street NW, Washington,

DC 20429-9990

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

Item 16.	LIST OF EXHIBITS. Listed below are all exhibits filed as part of this Statement of Eligibility and Qualification.

1.	A copy of the Charter for Wilmington Trust, National Association.*

2.	The authority of Wilmington Trust, National Association to commence business was granted under the Charter for Wilmington Trust, National Association.*

3.	The authorization to exercise corporate trust powers was granted under the Charter for Wilmington Trust, National Association.*

4.	A copy of the existing By-Laws of Trustee, as now in effect.*

5.	Not applicable.

6.	The consent of Trustee as required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6 of Form T-1.

7.	Current Report of the Condition of Trustee, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7 of Form T-1.

8.	Not applicable.

9.	Not applicable.

*	Exhibits 1 through 4 are incorporated herein by reference to Exhibits 1 through 4, respectively, to Form T-1 as presented in Exhibit 25.1 to registration statement on Form S-4 Registration No. 333-180774 as filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 27th day of April, 2012.

WILMINGTON TRUST,
NATIONAL ASSOCIATION

By:	/s/ Tira L. Johnson
Name:	Tira L. Johnson
Title:	Vice President

EXHIBIT 6

Section 321(b) Consent

Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust, National Association hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

WILMINGTON TRUST,
NATIONAL ASSOCIATION

Dated: April 27, 2012	By:	/s/ Tira L. Johnson
	Name:	Tira L. Johnson
	Title:	Vice President

EXHIBIT 7

R E P O R T   O F   C O N D I T I O N

WILMINGTON TRUST, NATIONAL ASSOCIATION

As of the close of business on December 31, 2011:

Thousands of Dollars
ASSETS
Cash and balances due from depository institutions:	346,964
Securities:	25,961
Federal funds sold and securities purchased under agreement to resell:	0
Loans and leases held for sale:	0
Loans and leases net of unearned income, allowance:	637,423
Premises and fixed assets:	15,199
Other real estate owned:	96
Investments in unconsolidated subsidiaries and associated companies:	0
Direct and indirect investments in real estate ventures:	0
Intangible assets:	11,906
Other assets:	70,654
Total Assets:	1,108,203

Thousands of Dollars
LIABILITIES
Deposits	410,436
Federal funds purchased and securities sold under agreements to repurchase	174,000
Other borrowed money:	0
Other Liabilities:	134,488
Total Liabilities	718,924

Thousands of Dollars
EQUITY CAPITAL
Common Stock	1,000
Surplus	380,538
Retained Earnings	19,055
Accumulated other comprehensive income	(11,314)
Total Equity Capital	389,279
Total Liabilities and Equity Capital	1,108,203